UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 24, 2017

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4243 Dunwoody Club Drive, Suite 202, Atlanta GA  30350

(Address of principal executive offices / Zip Code)

678-336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Health Discovery Corporation (the “Company”) voted on Friday, February 24, 2017 to appoint Mr. George H. McGovern, III as Chairman of the Board and Chief Executive Officer of the Company. Mr. McGovern has served as a member of the Board since May 2016. Additionally, Mr. McGovern will currently forgo any compensation for his services as Chief Executive Officer of the Company.

Mr. Kevin Kowbel, who had previously served as Chairman and Chief Executive Officer of the Company, will remain a member of the Board.

On March 1, 2017, the Board of Health Discovery Corporation increased the size of the Board of Directors to four directors.  Mr. Marty Delmonte was appointed to the Board of Directors. Mr. Delmonte was appointed by a unanimous vote of the directors.

Mr. Delmonte, age 49, has served in various capacities in his work with the Company since July 2010. Mr. Delmonte has held a variety of senior executive positions in finance and management including experience in corporate and investment banking at numerous financial organizations. Mr. Delmonte earned his B.S. from the Georgia Institute of Technology.

Item 9.01.	Financial Statements and Exhibits.

(a)       Not applicable

(b)       Not applicable

(c)       Not applicable

(d)       Exhibits.

            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: March 2, 2017	By:	/s/ George H. McGovern, III
George H. McGovern, III
Chairman & Chief Executive Officer